As filed with the Securities and Exchange Commission on November 19, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ADVENT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-2901952
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

600 Townsend Street
San Francisco, CA 94103

(Address, including zip code of Principal Executive Offices)

2002 Stock Plan

(Full Title of the Plan)

David Peter Hess

Chief Executive Officer and President

Advent Software, Inc.

600 Townsend Street

San Francisco, CA 94103

(415) 543-7696

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Mark A. Bertelsen, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock $.01 par value: To be issued under the 2002 Stock Plan (the “2002 Plan”)	1,914,508 shares (2)	$21.15	(3)	$40,491,845	$5,524

(1)         Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)         Includes (1) an increase to the number of shares of the Registrant’s Common Stock reserved for issuance under the 2002 Plan of 1,900,000 shares, which increase was previously approved by the Registrant’s Board of Directors and stockholders; and (2) an increase to the number of shares of the Registrant’s Common Stock reserved and available under the 2002 Plan of 14,508 shares, which increase reflects the number of shares that would have otherwise been returned to the Company’s 1992 Stock Plan after December 31, 2004.

(3)         Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Act pursuant to Rules 457(c) and 457(h) under the Securities Act, based upon the average between the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq National Market on November 16, 2012.

ADVENT SOFTWARE, INC.

REGISTRATION STATEMENT ON FORM S-8

STATEMENT UNDER GENERAL INSTRUCTION E:

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement registers additional shares of the Common Stock of Advent Software (the “Registrant”) to be issued pursuant to the Registrant’s 2002 Stock Plan. Accordingly, the contents of the previous Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on (i) October 25, 2002 (File No. 333-100763); (ii) May 16, 2003 (File No. 333-105318); (iii) April 2, 2004 (File No. 333-114164); (iv) November 30, 2005 (File No. 333-130018); (v) August 29, 2008 (File No. 333-153283); (vi) June 26, 2009 (File No. 333-160261) and (vii) September 16, 2010 (File No. 333-169425) collectively, the “Previous Form S-8s”), including periodic reports that the Registrant filed after the Previous Form S-8s to maintain current information about the Registrant and post-effective amendments thereto, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. The reports the Registrant has most recently filed with the Commission are listed below in Part II, Item 3.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

The following documents and information previously filed with the Securities and Exchange Commission (the “Commission”) by Advent Software, Inc. (the “Registrant”) are hereby incorporated herein by reference:

1.                                      The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the Commission on February 29, 2012 (the “Annual Report”), pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

2.                                      The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 filed with the Commission on May 10, 2012, August 8, 2012 and November 8, 2012, respectively,  pursuant to Section 13(a) or 15(d) of the Exchange Act;

3.                                      All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report;

4.                                      The Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 30, 2012, pursuant to Section 14(a) of the Exchange Act; and

5.                                      The description of Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on October 10, 1995, pursuant to Section 12(g) of the Exchange Act, declared effective by the Commission on November 15, 1995, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.        Description of Securities.

Not applicable.

Item 5.        Interests of Named Experts and Counsel.

Not applicable

Item 6.        Indemnification of Directors and Officers.

The Registrant’s Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law.  Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

The Registrant’s Bylaws provide that the Registrant shall indemnify its directors and executive officers and may indemnify its other officers, employees, agents and other agents to the fullest extent permitted by law.  The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties.  The Registrant’s Bylaws also permit the Registrant to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification.

The Registrant has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Registrant’s Bylaws. These agreements, among other things, indemnify the Registrant’s directors and officers for any and all expenses (including attorney’s fees), judgments, fines, penalties, and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person’s services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant.

The Registrant also maintains an insurance policy insuring its directors and officers against liability for certain acts and omissions while acting in their official capacities.

Item 7.        Exemption from Registration Claimed.

Not applicable.

Item 8.        Exhibits.

Exhibit Number		Description

4.1	*	2002 Stock Plan, as amended and restated May 18, 2005, April 1, 2008, April 1, 2009, April 1, 2010 and April 1, 2012.

5.1		Opinion of counsel as to legality of securities being registered.

23.1		Consent of counsel (contained in Exhibit 5.1).

23.2		Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

24.1		Power of Attorney (included on page 7 to this registration statement).

* Incorporated by reference to Appendix A filed with Registrant’s definitive proxy statement filed on Form DEF 14A on March 30, 2012.

Item 9.        Undertakings.

(a)                                 The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)                           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, That: paragraphs (a)(1)(i) and (a)(1)(ii)  of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 19th day of November 2012.

ADVENT SOFTWARE, INC.

By:	/s/ James S. Cox
James S. Cox
Executive Vice President and
Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Peter Hess and James S. Cox, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 together with all schedules and exhibits thereto (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on this 19th day of November 2012 by the following persons in the capacities indicated:

Signatures	Title

/s/ David Peter Hess	Chief Executive Officer, President and Director
David Peter Hess	(Principal Executive Officer)

/s/ James S. Cox	Executive Vice President and Chief Financial Officer
James S. Cox	(Principal Financial and Accounting Officer)

/s/ John H. Scully	Chairman of the Board
John H. Scully

/s/ Stephanie G. DiMarco	Director
Stephanie G. DiMarco

/s/ Asiff S. Hirji	Director
Asiff S. Hirji

/s/ James D. Kirsner	Director
James D. Kirsner

/s/ Christine S. Manfredi	Director
Christine S. Manfredi

/s/ Robert M. Tarkoff	Director
Robert M. Tarkoff

/s/ Wendell G. Van Auken	Director
Wendell G. Van Auken

Index to Exhibits

Exhibit Number		Description

4.1	*	2002 Stock Plan, as amended and restated May 18, 2005, April 1, 2008, April 1, 2009, April 1, 2010 and April 1, 2012.

5.1		Opinion of counsel as to legality of securities being registered.

23.1		Consent of counsel (contained in Exhibit 5.1).

23.2		Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

24.1		Power of Attorney (included on page 7 to this registration statement).

* Incorporated by reference to Appendix A filed with Registrant’s definitive proxy statement filed on Form DEF 14A on March 30, 2012.